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                                                                   Exhibit 10.11



                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT, dated as of June __, 1999, (the "Agreement") between American National Can Company, a Delaware corporation ("ANC") and Pechiney, a French societe anonyme ("Pechiney").


                              W I T N E S S E T H :

                  WHEREAS, ANC is the beneficial owner of all issued and outstanding shares of common stock (the "Shares") of Pechiney Plastic Packaging, Inc., a Delaware corporation ("Pechiney Plastics"); and

                  WHEREAS, ANC wishes to sell and Pechiney wishes to purchase the Shares, upon the terms and subject to the conditions of this Agreement.

                  NOW, THEREFORE, in reliance upon the representations and warranties made herein and in consideration of the mutual agreements herein contained, the parties agree as follows:


                                    ARTICLE I

                         TRANSFER AND PURCHASE OF SHARES

                  SECTION 1.01 Sale and Purchase. Upon the terms contained herein, ANC hereby sells and transfers to Pechiney, and Pechiney hereby purchases and accepts, all right, title and interest in and to the Shares free and clear of all liens, claims and encumbrances for the Purchase Price, as defined in and provided in Section 1.02.

                  SECTION 1.02 Purchase Price and Payment for Shares. In consideration of the sale and transfer pursuant to Section 1.01, Pechiney is hereby delivering to ANC all of the shares of common stock of ANC of which Pechiney is the registered owner (the "ANC Stock" or the "Purchase Price"). Receipt of such Purchase Price and a duly executed stock transfer power or similar instrument of transfer is hereby acknowledged by ANC.

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                  SECTION 1.03 Delivery of Shares. ANC is contemporaneously
causing the record ownership of the Shares to be transferred to Pechiney by a duly executed stock transfer power or similar instrument of transfer. Such transfer and receipt of the Shares is hereby acknowledged by Pechiney.


                                    ARTICLE 2

                                  MISCELLANEOUS

                  SECTION 2.01 Expenses. Each of the parties hereto shall pay all expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

                  SECTION 2.02 Applicable Law. The rights and duties of ANC and Pechiney under this Agreement shall be governed by and construed in accordance with the internal substantive laws and not the choice of law rules of the State of Illinois.

                  SECTION 2.03 Amendments. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

                  SECTION 2.04 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original.

                  SECTION 2.05 Relationship Between the Parties. The parties agree that this is an arm's length transaction in which the parties' rights, undertakings and obligations are limited to those which are set forth in this Agreement.
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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.


                                                   AMERICAN NATIONAL CAN COMPANY


                                                   By:__________________________
                                                   Name:
                                                   Title:



                                                   PECHINEY


                                                   By:__________________________
                                                   Name:
                                                   Title: